POWER OF ATTORNEY


     I hereby appoint Edward A. Quint, Jeffrey Cass, Marc Levy, Steven M. Klein, John W. Alexander, or Kathleen M. Owsiany to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form ID 3, 4, or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Messrs. Quint, Cass, Levy, Alexander, or Klein or Mrs. Owsiany in writing that his/her authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on       November 28, 2007
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                                            By:       /s/ Albert J. Regen
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                           In the presence of          /s/ Kathleen M. Owsiany
                                                       -----------------------


                                    At                 Woodbridge  New Jersey
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                                                       City           State